EXHIBIT 32a
Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code
I, Daniel J. Cregg, Chief Financial Officer of Public Service Enterprise Group Incorporated, to the best of my knowledge, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Annual Report of Public Service Enterprise Group Incorporated on Form 10-K for the year ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Enterprise Group Incorporated.

/s/ Daniel J. Cregg
Daniel J. Cregg
Public Service Enterprise Group Incorporated
Chief Financial Officer
February 26, 2021